Exhibit 99.3

SUNCOKE ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

On August 12, 2015, SunCoke Energy Partners, L.P. (the “Partnership”) closed on its acquisition of Raven Energy LLC, a Delaware limited liability company (the “Raven Acquisition Transaction”).

Raven Acquisition Transaction

On July 20, 2015, the Partnership entered into a contribution agreement (the “Raven Contribution Agreement”) with Raven Energy Holdings, LLC (“Raven), a Delaware limited liability company , an affiliate of The Cline Group, pursuant to which the Partnership agreed to acquire, for a total transaction value of approximately $412.0 million, all of the equity interests in Raven Energy LLC, which owns certain associated real and personal property rights, including, specifically, the Convent Marine Terminal (“Convent Marine”), one of the largest export terminals on the United States Gulf Coast, located in Convent, St. James Parish, Louisiana. The consideration for the Raven Acquisition Transaction included (i) the issuance to Raven Holdings of a number of common units, representing limited partner interests in the Partnership, having an aggregate value of approximately $82.4 million, (ii) the assumption of a $114.6 million, six-year term loan from an affiliate of Raven Holdings, which is subject to customary covenants and acceleration provisions, (iii) $193.4 million in cash and (iv) $21.6 million in cash withheld to fund the completion of on-going capital improvements at Convent Marine.

On August 12, 2015, the Partnership closed on its acquisition of additional interests in Gateway Energy & Coke Company, LLC (the “Supplemental Gateway Transaction”).

Supplemental Gateway Transaction

On July 20, 2015, the Partnership, SunCoke and Sun Coal & Coke entered into a supplement (the “Gateway Supplement”) to that certain Contribution Agreement, dated January 12, 2015, pursuant to which the Partnership acquired a 75% limited liability company interest in Gateway Energy & Coke Company, LLC (“Gateway”). Pursuant to the Gateway Supplement, on August 12, 2015, the Partnership acquired an additional 23% limited liability company interest in Gateway, in exchange for a total transaction value of approximately $67.0 million.

The unaudited pro forma combined and consolidated financial statements of SunCoke Energy Partners, L.P. consist of a Combined and Consolidated Balance Sheet as of June 30, 2015 and Combined and Consolidated Statements of Income for the fiscal years ended December 31, 2014 and 2013 and for the six months ended June 30, 2015 and 2014. The unaudited pro forma combined and consolidated financial statements included herein have been derived from the historical financial statements of the Partnership and Raven. The Partnership previously held a 75% interest in Gateway and its financial results are consolidated within the Partnership’s unaudited pro forma combined and consolidated financial statements. The unaudited pro forma combined and consolidated financial statements do not necessarily reflect what our financial position and results of operations would have been if we had operated as an independent, publicly-traded partnership during the periods shown. In addition, they are not necessarily indicative of our future results of operations or financial condition. The assumptions and adjustments give pro forma effect to events, described below, that are (i) directly attributable to the those events, (ii) factually supportable and (iii) with respect to the pro forma combined and consolidated financial statements, expected to have a continuing impact on the Partnership.

The actual adjustments may differ from the pro forma adjustments. The acquisition accounting related to the Raven acquisition is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. As a result, the excess of purchase price over the book value of assets acquired is currently recorded as goodwill. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined and consolidated financial information. Following completion of the opening balance sheet valuation related to the acquisition of Raven, the values assigned to the assets acquired and liabilities assumed will be finalized. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma combined and consolidated financial statements and the combined Partnership’s future results of operations and financial position. Areas in which adjustments have not yet been reflected include, but are not limited to, the valuation of property and equipment, contingent consideration, and intangible assets. Accordingly, the Partnership will continue to refine their identification and initial measurement of assets to be acquired and the liabilities to be assumed as further information becomes available. Any change in the amount of the final purchase price allocated to amortizable, definite-lived intangible assets or property and equipment, could materially affect the amount of amortization and depreciation expense recorded by the Partnership subsequent to the date of completion of the transactions.

The contribution by Sun Coal & Coke LLC (“Sun Coal & Coke”), a wholly owned subsidiary of SunCoke Energy Inc. (“SunCoke”), to the Partnership of its 23% interest in Gateway will be recorded at SunCoke’s historical cost as it is considered to be a reorganization of entities under common control. The pro forma adjustments in the following unaudited pro forma Combined and Consolidated Statement of Income for the fiscal years ended December 31, 2014 and the six months ended June 30, 2015 and 2014 have been prepared as if Sun Coal & Coke contributed its 23% interest in Gateway to the Partnership, and as if the Partnership acquired 100% interest in Raven on January 1, 2013. The pro forma adjustments in the following unaudited pro forma Combined and Consolidated Balance Sheet as of June 30, 2015 have been prepared as if (i) Sun Coal & Coke’s contribution of its 23% interest in Gateway to the Partnership and (ii) the Partnership acquired 100% interest in Raven on June 30, 2015. The unaudited pro forma combined and consolidated financial statements should be read in conjunction with the notes accompanying such unaudited pro forma combined and consolidated financial statements and with the audited historical financial statements of the Partnership and of Raven incorporated by reference herein.

The unaudited pro forma combined and consolidated financial statements give effect to the following transactions:

•	the issuance (i) to Sun Coal & Coke of approximately $19.7 million of common units, representing a 2.8% limited partner interest in us and (ii) to our general partner of $0.4 million of general partner interests in us to maintain its 2% general partner interest related to the additional 23% interest acquired in Gateway;

•	the issuance (i) to The Cline Group of approximately $82.4 million of common units, representing a 10.1% limited partner interest in us, (ii) to Sun Coal & Coke of approximately $30.0 million of common units, representing a 3.7% limited partner interest in us, and (iii) to our general partner of $2.3 million of general partner interests in us to maintain its 2% general partner interest related to the acquisition of Raven;

•	the contribution of a 23% interest in Gateway and corresponding adjustment to noncontrolling interest representing SunCoke’s retained 2% interest in Gateway;

•	the borrowing of $185.0 million under the Partnership’s revolving credit facility used to finance a portion of the Raven acquisition;

•	the Partnership’s assumption of approximately $46.9 million of senior notes at 7.625% due 2019, inclusive of $0.6 million of accrued interest and a $1.7 million call premium;

•	the payment of transaction costs related to the acquisition of Raven and Gateway of $1.7 million;

•	the acquisition of 100% interest in Raven.

The deferred revenue included in Raven’s accrued liabilities represents revenue excluded from sales and other operating income related to the timing of revenue recognition on the Raven take-or-pay contracts. Cash received quarterly by Raven in excess of cash earned for services provided representing customers pro rata volume commitments under take-or-pay contracts is recorded as deferred revenue quarterly. Deferred revenue on take-or-pay contracts is recognized into income at year end for US GAAP purposes rather than quarterly as the contract minimums are based on annual requirements. For the six months ended June 30, 2015, Raven deferred $3.3 million in revenue for its take-or-pay contracts. For the six months ended June 30, 2014, Raven deferred $4.5 million in revenue for its take-or-pay contracts. The unaudited pro forma combined and consolidated financial statements do not necessarily reflect future results given the timing of new customer contracts and revenue recognition related to take-or-pay shortfalls.

SunCoke Energy Partners, L.P.

Unaudited Pro Forma Combined and Consolidated Balance Sheet

As of June 30, 2015

($ in millions)

	Partnership Historical	Raven Historical	Pro Forma Adjustments - Gateway		Pro Forma Adjustments - Raven		Partnership Pro Forma
Assets
Cash and cash equivalents	$98.9	$55.0	(0.5	)(a)	185.0	(g)	$121.1
					(1.2	)(h)
					(193.4	)(i)
					(55.0	)(j)
					30.0	(k)
					2.3	(k)
Receivables	37.0	6.6	—		—		43.6
Receivables from affiliates, net	0.7	2.4	—		—		3.1
Inventories	70.3	1.7	—		—		72.0
Other current assets	3.7	0.1	—		—		3.8

Total current assets	210.6	65.8	(0.5)		(32.3)		243.6

Properties, plants and equipment, net	1,192.8	137.5	—		—		1,330.3
Goodwill and other intangible assets, net	14.7	—	—		246.7	(l)	261.4
Deferred income taxes	—	—	—		—		—
Deferred charges and other assets	0.6	0.5	—		—		1.1

Total assets	$1,418.7	$203.8	$(0.5)		$214.4		$1,836.4

Liabilities and Equity
Accounts payable	$48.5	$0.2	$—		$—		$48.7
Accrued liabilities	12.9	6.6	—		—		19.5
Short-term debt	—	11.0	—		—		11.0
Interest payable	18.4	—	—		—		18.4

Total current liabilities	79.8	17.8	—		—		97.6

Long-term debt	597.1	101.9	46.9	(b)	185.0	(g)	930.9
Deferred income taxes	37.7	—	—		—		37.7
Asset retirement obligations	5.4	—	—		—		5.4
Other deferred credits and liabilities	1.3	—	—		—		1.3

Total liabilities	721.3	119.7	46.9		185.0		1,072.9

Equity
Parent net equity	—	84.1	—		(84.1	)(l)	—
Held by public:
Common units	238.2	—	(0.2	)(a)	(0.5	)(h)	319.2
			(0.7	)(d)	82.4	(i)
Held by parent:
Common units	164.0	—	(0.1	)(a)	(0.3	)(h)	213.0
			19.7	(c)	30.0	(k)
			(0.3	)(d)
Subordinated units	202.8	—	(0.2	)(a)	(0.4	)(h)	201.7
			(0.5	)(d)
General partner interest	10.6	—	—	(a)	—	(h)	13.2
			0.4	(c)	2.3	(k)
			(0.1	)(d)

Parent net equity/partners’ capital attributable to SunCoke Energy Partners, L.P.	615.6	84.1	18.0		29.4		747.1
Noncontrolling interests	81.8	—	(46.9	)(b)	—		16.4
			(19.7	)(c)
			(0.4	)(c)
			1.6	(d)

Total parent net equity/partners’ capital	697.4	84.1	(47.4)		29.4		763.5

Total liabilities and equity	$1,418.7	$203.8	$(0.5)		$214.4		$1,836.4

SunCoke Energy Partners, L.P.

Unaudited Pro Forma Combined and Consolidated Statement of Income

For the Six Months Ended June 30, 2015

($ in millions)

	Partnership Historical	Raven Historical	Pro Forma Adjustments - Gateway		Pro Forma Adjustments - Raven		Partnership Pro Forma
Revenues
Sales and other operating revenue	$410.9	$26.1	$—		$—		$437.0

Costs and operating expenses
Cost of products sold and operating expenses	303.0	13.3	—		—		316.3
Selling, general and administrative expenses	14.9	—	—		—		14.9
Depreciation and amortization expense	30.0	3.6	—		—		33.6

Total costs and operating expenses	347.9	16.9	—		—		364.8

Operating income	63.0	9.2	—		—		72.2
Interest expense	31.4	0.5	1.7	(e)	5.6	(m)	38.7
					(0.5	)(n)

Income before income tax	31.6	8.7	(1.7)		(5.1)		33.5
Income tax expense (benefit)	(2.9)	—	—		—		(2.9)

Net income	$34.5	$8.7	$(1.7)		$(5.1)		$36.4
Less: Net income attributable to noncontrolling interests	4.3	—	(3.1	)(f)	—	(o)	1.2

Net income (loss) attributable to SunCoke Energy Partners, L.P./Predecessor	$30.2	$8.7	$1.4		$(5.1)		$35.2
Less: Net income attributable to Predecessor	0.6	—	(0.6	)(f)	—		—

Net income attributable to SunCoke Energy Partners, L.P.	$29.6	$8.7	$2.0		$(5.1)		$35.2

General partner’s interest in net income	$3.2	$1.6	$1.4		$(5.1)		$1.1
Limited partners’ interest in net income	$27.0	$7.1	$—		$—		$34.1
Net income per common unit (basic and diluted)	$0.69						$0.73
Net income per subordinated unit unit (basic and diluted)	$0.69						$0.73
Weighted average common units outstanding (basic and diluted)	23.4						31.3
Weighted average subordinated units outstanding (basic and diluted)	15.7						15.7

SunCoke Energy Partners, L.P.

Unaudited Pro Forma Condensed Combined and Consolidated Statement of Income

For the Six Months Ended June 30, 2014

($ in millions)

	Partnership Historical	Raven Historical	Pro Forma Adjustments - Gateway		Pro Forma Adjustments - Raven		Partnership Pro Forma
Revenues
Sales and other operating revenue	$432.3	$27.1	$—		$—		$459.4

Costs and operating expenses
Cost of products sold and operating expenses	327.7	9.0	—		—		336.7
Selling, general and administrative expenses	14.1	—	—		—		14.1
Depreciation and amortization expense	26.6	3.6	—		—		30.2

Total costs and operating expenses	368.4	12.6	—		—		381.0

Operating income	63.9	14.5					78.4
Interest expense	23.3	1.1	1.7	(e)	5.6	(m)	30.6
					(1.1	)(n)

Income before income tax	40.6	13.4	(1.7)		(4.5)		47.8
Income tax expense (benefit)	4.1	—	—		—		4.1

Net income	$36.5	$13.4	$(1.7)		$(4.5)		$43.7
Less: Net income attributable to noncontrolling interests	14.5	—	0.1	(f)	—	(o)	14.6

Net income (loss) attributable to SunCoke Energy Partners, L.P./Predecessor	$22.0	$13.4	$(1.8)		$(4.5)		$29.1
Less: Net income attributable to Predecessor	7.6	—	(7.6	)(f)	—		—

Net income attributable to SunCoke Energy Partners, L.P.	$14.4	$13.4	$5.8		$(4.5)		$29.1

General partner’s interest in net income	$8.3	$(1.4)	$(1.8)		$(4.5)		$0.6
Limited partners’ interest in net income	$13.7	$14.8	$—		$—		$28.5
Net income per common unit (basic and diluted)	$0.45						$0.70
Net income per subordinated unit (basic and diluted)	$0.37						$0.61
Weighted average common units outstanding (basic and diluted)	17.6						27.3
Weighted average subordinated units outstanding (basic and diluted)	15.7						15.7

SunCoke Energy Partners, L.P.

Unaudited Pro Forma Combined and Consolidated Statement of Income

For the Year Ended December 31, 2014

($ in millions)

	Partnership Historical	Raven Historical	Pro Forma Adjustments - Gateway		Pro Forma Adjustments - Raven		Partnership Pro Forma
Revenues
Sales and other operating revenue	$873.0	$60.2	$—		$—		$933.2

Costs and operating expenses
Cost of products sold and operating expenses	656.3	14.0	—		—		670.3
Selling, general and administrative expenses	27.3	—	—		—		27.3
Depreciation and amortization expense	54.3	7.2	—		—		61.5

Total costs and operating expenses	737.9	21.2	—		—		759.1

Operating income	135.1	39.0					174.1
Interest expense	37.1	1.9	3.4	(e)	11.2	(m)	51.7
					(1.9	)(n)

Income (loss) before income tax	98.0	37.1	(3.4)		(9.3)		122.4
Income tax expense (benefit)	10.5	—	—		—		10.5

Net income (loss)	$87.5	$37.1	$(3.4)		$(9.3)		$111.9
Less: Net income attributable to noncontrolling interests	15.7	0.1	0.2	(f)	(0.1	)(o)	15.9

Net income (loss) attributable to SunCoke Energy Partners, L.P./Predecessor	71.8	37.0	$(3.6)		$(9.2)		96.0
Less: Net income attributable to Predecessor	15.8	—	(15.8	)(f)	—		—

Net income attributable to SunCoke Energy Partners, L.P.	$56.0	$37.0	$12.2		$(9.2)		$96.0

General partner’s interest in net income	$18.2	$1.0	$(3.6)		$(9.2)		$6.4
Limited partners’ interest in net income	$53.6	$36.0	$—		$—		$89.6
Net income per common unit (basic and diluted)	$1.58						$2.04
Net income per subordinated unit (basic and diluted)	$1.43						$1.91
Weighted average common units outstanding (basic and diluted)	19.7						29.3
Weighted average subordinated units outstanding (basic and diluted)	15.7						15.7

SunCoke Energy Partners, L.P.

Unaudited Pro Forma Combined and Consolidated Statement of Income

For the Year Ended December 31, 2013

($ in millions)

	Partnership Historical	Raven Historical	Partnership Pro Forma
Revenues
Sales and other operating revenue	$931.7	$38.5	$970.2

Costs and operating expenses
Cost of products sold and operating expenses	715.4	16.9	732.3
Selling, general and administrative expenses	28.3	—	28.3
Depreciation and amortization expense	46.6	7.1	53.7

Total costs and operating expenses	790.3	24.0	814.3

Operating income	141.4	14.5	155.9
Interest expense	15.4	2.2	17.6

Income before income tax	126.0	12.3	138.3
Income tax expense (benefit)	1.8	—	1.8

Net income	$124.2	$12.3	$136.5
Less: Net income attributable to noncontrolling interests	40.8	0.1	40.9

Net income attributable to SunCoke Energy Partners, L.P./Predecessor	83.4	12.2	95.6
Less: Net income attributable to Predecessor	24.8	—	24.8

Net income attributable to SunCoke Energy Partners, L.P.	$58.6	$12.2	$70.8

General partner’s interest in net income	$26.4	$1.7	$28.1
Limited partners’ interest in net income	$57.0	$10.5	$67.5
Net income per common unit (basic and diluted)	$1.81		$2.15
Net income per subordinated unit (basic and diluted)	$1.81		$2.15
Weighted average common units outstanding (basic and diluted)	15.7		15.7
Weighted average subordinated units outstanding (basic and diluted)	15.7		15.7

Notes to Unaudited Pro Forma Financial Statements

1. Basis of Presentation

The unaudited pro forma combined and consolidated financial statements of SunCoke Energy Partners, L.P. (the “Partnership”) consist of a Combined and Consolidated Balance Sheet as of June 30, 2015 and Combined and Consolidated Statements of Income for the fiscal years ended December 31, 2014 and 2013 and for the six months ended June 30, 2015 and 2014. The unaudited pro forma combined and consolidated financial statements included herein have been derived from the historical financial statements of the Partnership and Raven Energy LLC (“Raven”). The Partnership previously held a 75% interest in Gateway Energy & Coke Company LLC (“Gateway”) and its financial results are consolidated within the Partnership’s unaudited pro forma combined and consolidated financial statements. The unaudited pro forma combined and consolidated financial statements do not necessarily reflect what our financial position and results of operations would have been if we had operated as an independent, publicly-traded partnership during the periods shown. In addition, they are not necessarily indicative of our future results of operations or financial condition given the timing of new contracts and revenue recognition related to take-or-pay shortfalls. The assumptions and adjustments give pro forma effect to events, described below, that are (i) directly attributable to the those events, (ii) factually supportable and (iii) with respect to the pro forma combined and consolidated financial statements, expected to have a continuing impact on the Partnership. The actual adjustments may differ from the pro forma adjustments.

The unaudited pro forma combined and consolidated financial statements give effect to the following transactions:

•	the issuance (i) to Sun Coal & Coke of approximately $19.7 million of common units, representing a 2.8% limited partner interest in us and (ii) to our general partner of $0.4 million of general partner interests in us to maintain its 2% general partner interest related to the additional 23% interest acquired in Gateway;

•	the issuance (i) to The Cline Group of approximately $82.4 million of common units, representing a 10.1% limited partner interest in us, (ii) to Sun Coal & Coke of approximately $30.0 million of common units, representing a 3.7% limited partner interest in us and (iii) to our general partner of $2.3 million of general partner interests in us to maintain its 2% general partner interest related to the acquisition of Raven;

•	the contribution of a 23% interest in Gateway and corresponding adjustment to noncontrolling interest representing SunCoke’s retained 2% interest in Gateway;

•	the borrowing of $185.0 million under the Partnership’s revolving credit facility used to finance a portion of the Raven acquisition;

•	the Partnership’s assumption of approximately $46.9 million of senior notes at 7.625% due 2019, inclusive of $0.6 million of accrued interest and a $1.7 million call premium;

•	the payment of transaction costs related to the acquisition of Raven and Gateway of $1.7 million;

•	the acquisition of 100% interest in Raven.

2. Pro Forma Adjustments and Assumptions

Gateway

A general description of the Gateway transactions and adjustments is provided as follows:

(a) reflects payment of $0.5 million in other structuring and transaction costs.

(b) represents the $46.9 million in SunCoke 2019 Notes assumed by the Partnership, inclusive of $0.6 million of accrued interest and a $1.7 million call premium.

(c) reflects the equity issuance of $19.7 million of common units issued to parent and $0.4 million of general partnership interests issued to parent as partial consideration for the 23% contribution of the Granite City facilities.

(d) reflects consideration remitted in excess of book value calculated as follows:

	Amount
Book value of noncontrolling interest acquired	$65.4
Less:
Consideration paid for the contribution of 23% interest in the Granite
City facilities:
Debt assumed, inclusive of accrued interest and estimated prepayment premium	46.9	(a)
Equity issued - common units	19.7	(b)
Equity issued - general partner interest	0.4	(c)

Total consideration	67.0

Consideration in excess of book value of noncontrolling interest acquired	$(1.6)

The consideration remitted in excess of the book value of the noncontrolling interest acquired is allocated to equity holders proportionately based on ownership interest subsequent to the equity offering as follows:

Common - public	$(0.7)	(d)
Common - parent	(0.3)	(d)
Subordinated	(0.5)	(d)
GP interest	(0.1)	(d)

	$(1.6)

(e) reflects the interest expense related to the Senior Notes as if such debt was assumed on January 1, 2014. The interest expense for the senior notes was $3.4 million, $1.7 million and $1.7 million for the year ended December 31, 2014 and the six months ended June 30, 2015 and 2014, respectively. The senior notes assumed carry a stated interest rate of 7.625%.

(f) reflects net income attributable to the 2% ownership in Gateway held by noncontrolling interest. Gateway’s historical income before January 13, 2015, was reported in Net income attributable to Predecessors. For pro forma purposes the 2% of Gateway held by noncontrolling interest was reclassified to Net income attributable to noncontrolling interests for Gateway’s net income before January 13, 2015.

Raven

A general description of the Raven transactions and adjustments is provided as follows:

(g) reflects the borrowing of $185.0 million under the Partnership’s revolving credit facility.

(h) reflects payment of $1.2 million in other structuring and transaction costs.

(i) represents the distribution of cash to Raven of $193.4 million calculated as purchase price for Raven of $412.0 million less; (i) $21.6 million retained by the Partnership for the remaining capital expenditure project in progress, (ii) debt assumed by the Partnership of $114.6 million, and (iii) $82.4 million of common units issued for the purchase of Raven.

(j) represents an adjustment to cash reflecting Raven’s cash on balance sheet at June 30, 2015, which will be retained by the seller.

(k) represents $2.3 million of general partner interest issued to parent to recover the required 2% general partner interest. Additionally, the Partnership issued $30.0 million of common units to the parent for cash as part of the financing of the Raven purchase price.

(l) represents goodwill of $246.7 million, calculated as the purchase price of $412.0 million less; (i) $21.6 million retained by the Partnership for the remaining capital expenditure project in progress, (ii) $114.6 million of debt included in Raven’s historical balance sheet to be assumed by the Partnership, and (iii) net book value of $29.1 million representing Raven’s assets and liabilities exclusive of the cash on Raven’s historical balance sheet to be retained by the seller.

(m) reflects the interest expense related to the revolver and term debt assumed by the Partnership from Raven as if transaction incurred on January 1, 2014. The interest expense for the revolver issued of $185.0 million and term debt assumed from Raven of $114.6 million was $11.2 million, $5.6 million and $5.6 million for the year ended December 31, 2014 and the six months ended June 30, 2015 and 2014, respectively. Interest expense was computed using an assumed interest rate of 2.75% for the revolver and 6.0% for Raven’s term debt assumed. Included in the interest expense computation is a reduction of commitment fees, 0.4% of unutilized balance, from the $185.0 million borrowing on the revolver. The Partnership’s revolving credit facility has an agreed upon interest rate of LIBOR plus 250 basis points. A 0.125% increase in the assumed interest rate on the revolver would increase annual interest expense by $0.2 million, while a 0.125% decrease in the assumed interest rate would decrease annual interest expense by $0.2 million.

(n) reflects the restating of Raven’s historical interest expense. The debt assumed from Raven has been negotiated with lender to reflect a fixed interest rate of 6.0%. The interest rate represented in Raven’s historical income statement was based on a market rate.

(o) reflects the restating of Raven’s historical noncontrolling interest. The Partnership purchased 100% of Raven’s equity.

3. Pro Forma Net Income per Unit

Our historical allocation of net income to limited partners and net income per unit included under the “Partnership Historical” column in the unaudited pro forma combined and consolidated statements of income for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015 and 2014 was determined using net income attributable to the Partnership subsequent to its initial public offering of units on January 24, 2013.

Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to the limited partners by the number of common units and subordinated units outstanding after the Gateway and Raven transactions using the two class method. For purposes of this calculation, we assumed that the aggregate weighted average number of units outstanding was 31.3 million common units and 15.7 million subordinated units for the six months ended June 30, 2015. We assumed that the aggregate weighted average number of units outstanding was 29.3 million common units and 15.7 million subordinated units for the year ended December 31, 2014. We assumed that the aggregate weighted average number of units outstanding was 27.3 million common units and 15.7 million subordinated units for the six months ended June 30, 2014. We assumed that the aggregate weighted average number of units outstanding was 15.7 million common units and 15.7 million subordinated units for the year ended December 31, 2013. The principal difference between our common units and subordinated units is that in any quarter during the subordination period, holders of the subordinated units are not entitled to receive any distribution until the common units have received the minimum quarterly distribution plus any arrearages in the payment of the minimum quarterly distribution from prior quarters.